Exhibit (a)(1)(ix)
Notice of Guaranteed Delivery
METLIFE, INC.
Offer to Exchange
29,243,539 Shares of Class B Common Stock of
REINSURANCE GROUP OF AMERICA, INCORPORATED
which are owned by MetLife, Inc. for
Outstanding Shares of Common Stock of
METLIFE, INC.
(Not To Be Used For Signature Guarantees)
     This Notice of Guaranteed Delivery, or a substantially equivalent form, must be used to accept this exchange offer, as set forth in the Offer to Exchange dated August 11, 2008 (the “Offer to Exchange”) and the related letter of transmittal (the “Letter of Transmittal”) in the following circumstances:
     (1) if certificates representing shares of common stock, par value $0.01 per share (the “MetLife common stock”), of MetLife, Inc. (“MetLife”), a Delaware corporation, are not immediately available;
     (2) if shares of MetLife common stock or other required documents cannot be delivered to the exchange agent, BNY Mellon Shareowner Services, on or before the expiration date of the exchange offer; or
     (3) if the procedures for book-entry transfer cannot be completed on a timely basis.
     This Notice of Guaranteed Delivery may be transmitted by facsimile or mailed to the exchange agent as described in the Offer to Exchange. Additional information can be found in the section entitled “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures” in the Offer to Exchange. Only registered shareholders (including any participant in DTC whose name appears on a security position listing as the owner of shares of MetLife common stock) may submit this Notice of Guaranteed Delivery.
Exchange Agent:
BNY Mellon Shareowner Services

By Mail:	By Overnight Courier or By Hand:
Holders of Physical Stock Certificates	Attention: Corporate Actions Department, 27th Floor
Attention: Corporate Actions Department	Newport Office Center VII
P.O. Box 358401	480 Washington Boulevard
Pittsburgh, Pennsylvania 15252-8401	Jersey City, New Jersey 07310-2053

Holders of Direct Registration Shares
Attention: Corporate Actions Department
P.O. Box 3352
South Hackensack, New Jersey 07606-3352

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN (201) 680-4630 (CONFIRM RECEIPT OF SUCH FACSIMILE AT (201) 680-4860) WILL NOT CONSTITUTE A VALID DELIVERY.
     An “Eligible Institution” may transmit this Notice of Guaranteed to the exchange agent of the exchange offer, BNY Mellon Shareowner Services, by facsimile transmission at (201) 680-4675 and confirm the receipt of such facsimile transmission at (201) 680-4860.
     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear on the Letter of Transmittal in the applicable space provided in the signature box.
     BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (I) THE SHARES OF METLIFE COMMON STOCK LISTED ON THIS NOTICE (OR WITH RESPECT TO SHARES OF METLIFE COMMON STOCK TENDERED THROUGH DTC, AN AGENT’S MESSAGE), (II) A LETTER OF TRANSMITTAL PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED), OR, IN THE CASE OF SHARES DELIVERED THROUGH DTC, AN AGENT’S MESSAGE (AS DEFINED IN THE OFFER TO EXCHANGE) AND (III) ANY OTHER REQUIRED DOCUMENTS WILL IN FACT BE DELIVERED TO THE EXCHANGE AGENT NO LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, BY THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THIS NOTICE OF GUARANTEED DELIVERY IS EXECUTED. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

Ladies and Gentlemen:
     The undersigned hereby tenders to MetLife the number of shares of MetLife common stock set forth below, on the terms and subject to the conditions set forth in the Offer to Exchange and the related Letter of Transmittal and Instruction Booklet thereto, as amended or supplemented, which together constitute the offer by MetLife to exchange an aggregate of 29,243,539 shares of class B common stock, par value $0.01 per share (the “RGA class B common stock”), of Reinsurance Group of America, Incorporated (“RGA”), a Missouri corporation, for shares of MetLife common stock, pursuant to the guaranteed delivery procedures set forth in the Offer to Exchange in the section entitled “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery Procedures.”
     Number of shares of MetLife common stock to be tendered and share certificate number(s) (if available):

(attach additional sheet if
necessary)
Check box if shares of MetLife common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐

Account Number:

(if known)

Registered Holding Signature(s)

Please type or print your name(s) here

Please type or print address

Area code and telephone number

Tax Identification or Social Security Number(s)

Dated:

ODD-LOTS
     This section is to be completed ONLY if shares of MetLife common stock are being tendered by or on behalf of a person directly or beneficially owning less than 100 shares of MetLife common stock who wishes to tender all such shares. Check one:
–	By checking this box, I represent that I directly or beneficially own less than 100 shares of MetLife common stock and am tendering all my shares of MetLife common stock.

–	By checking this box I represent that I am a broker, dealer, commercial bank, trust company or other nominee who (1) is tendering for the beneficial owners thereof, shares of MetLife common stock with respect to which I am the record owner; and (2) believes, based upon representations made to me by each such beneficial owner, that such owners own beneficially less than 100 shares of MetLife common stock and are tendering all such shares.

GUARANTEED DELIVERY
(Not to be used for signature guarantees)
     The undersigned, a participant in the Securities Transfer Agent Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) own(s) the shares of MetLife common stock tendered hereby within the meaning of Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of MetLife common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange agent within three New York Stock Exchange trading days after the date hereof (a) share certificates representing all shares of MetLife common stock tendered hereby, in proper form for transfer (or, with respect to shares tendered through The Depository Trust Company (“DTC”), an agent’s message), (b) a Letter of Transmittal, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered through DTC, an agent’s message (as defined in the Offer to Exchange), and (c) any other required documents.
     The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for shares of MetLife common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.
Place Medallion guarantee in space below.

Name of Firm:

Address:

Telephone No.(s): ( )

Authorized Signature:

Name:

Please Type or Print

Title:

Dated:

     DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT TO THE EXCHANGE AGENT WITH THE LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).